Exhibit 35.1
Servicer Compliance Statement
     The undersigned, a duly authorized officer of Sallie Mae, Inc., the Servicer and Administrator for the trusts listed on Appendix A hereto (the “Trusts”), does hereby certify that:
     (a) This certificate is delivered pursuant to Item 1123 of Regulation AB.
     (b) A review of the servicing activities of the Servicer and the Administrator as of December 31, 2009 and for the period January 1, 2009 through December 31, 2009 (the “Reporting Period”) and their performance under the applicable servicing and administration agreements for each of the Trusts has been made under my supervision; and
     (c) To the best of my knowledge, based on such review, the Servicer and the Administrator have fulfilled all of their obligations under the applicable servicing and administration agreements for each of the Trusts in all material respects through the Reporting Period.

/s/ john f. remondi
John F. Remondi
Vice Chairman and Chief Financial Officer Sallie Mae, Inc.

March 29, 2010

Appendix A

Trust Name:	Date of Issuance:
SLM Student Loan Trust 2006-1	January 26, 2006
SLM Student Loan Trust 2006-2	February 23, 2006
SLM Student Loan Trust 2006-3	March 9, 2006
SLM Student Loan Trust 2006-4	April 20, 2006
SLM Student Loan Trust 2006-5	June 21, 2006
SLM Student Loan Trust 2006-6	July 20, 2006
SLM Student Loan Trust 2006-7	August 10, 2006
SLM Student Loan Trust 2006-8	September 14, 2006
SLM Student Loan Trust 2006-9	October 12, 2006
SLM Student Loan Trust 2006-10	November 30, 2006
SLM Private Credit Student Loan Trust 2006-A	April 6, 2006
SLM Private Credit Student Loan Trust 2006-B	June 8, 2006
SLM Private Credit Student Loan Trust 2006-C	September 28, 2006
SLM Student Loan Trust 2007-1	January 25, 2007
SLM Student Loan Trust 2007-2	February 22, 2007
SLM Student Loan Trust 2007-3	March 15, 2007
SLM Student Loan Trust 2007-4	April 5, 2007
SLM Student Loan Trust 2007-5	July 19, 2007
SLM Student Loan Trust 2007-6	October 23, 2007
SLM Student Loan Trust 2007-7	November 8, 2007
SLM Student Loan Trust 2007-8	December 6, 2007
SLM Private Credit Student Loan Trust 2007-A	March 29, 2007
SLM Student Loan Trust 2008-1	January 17, 2008
SLM Student Loan Trust 2008-2	February 7, 2008
SLM Student Loan Trust 2008-3	February 28, 2008
SLM Student Loan Trust 2008-4	April 17, 2008
Nelnet Student Loan Trust 2008-3	April 24, 2008
SLM Student Loan Trust 2008-5	April 30, 2008
SLM Student Loan Trust 2008-6	June 12, 2008
SLM Student Loan Trust 2008-7	July 2, 2008
SLM Student Loan Trust 2008-8	August 5, 2008
SLM Student Loan Trust 2008-9	August 28, 2008
SLM Student Loan Trust 2009-1	April 9, 2009
SLM Student Loan Trust 2009-2	April 21, 2009